FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS
    This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "First Amendment") is entered into as of June 28, 2021, by and between AAT EASTGATE, LLC, a Delaware limited liability company ("Buyer"), and KW FUND V – EASTGATE, LLC, a Delaware limited liability company ("Seller").
R E C I T A L S:
A.Seller and Buyer entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of May 24, 2021 (the "Purchase Agreement"), relating to the purchase and sale of that certain property located at 15325, 15355, 15375 and 15395 SE 30th Place, Bellevue, Washington, as more fully described in the Purchase Agreement.
B.Seller and Buyer hereby desire to amend the Purchase Agreement in certain respects as set forth herein.
C.All capitalized terms not otherwise specifically defined in this First Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.
    NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.Closing Date. The Closing Date is hereby revised to be the fixed date of July 7, 2021.
2.Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.
3.Ratification. Buyer and Seller hereby ratify and confirm all of their obligations under the Purchase Agreement. Except as set forth in this First Amendment, all of the terms and provisions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of conflict between the terms of this First Amendment and the Purchase Agreement, this First Amendment shall control.
4.Electronic Signatures. Buyer and Seller each (i) have agreed to permit the use of telecopy or other electronic signatures in order to expedite the execution of this First Amendment, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on such telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this First Amendment based on the fact that a signature was sent by telecopy or electronic transmission only.

    IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

BUYER:    AAT EASTGATE, LLC,
a Delaware limited liability company

By:    /s/ Ernest Rady
Name: Ernest Rady
Title: President

By:    /s/ Adam Wyll
Name: Adam Wyll
Title: Executive Vice President and Chief Operating Officer

SELLER:    KW FUND V – EASTGATE, LLC,
a Delaware limited liability company

By:    /s/ Kent Mouton
Name: Kent Mouton
Title: President